Exhibit 5.1

JONES DAY

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114-1190

TELEPHONE: (216) 586-3939  •  FACSIMILE: (216) 579-0212

May 18, 2011

Cintas Corporate Services, Inc.

c/o Cintas Corporation

6800 Cintas Boulevard

P.O. Box 625737

Cincinnati, OH  45262-5737

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Cintas Corporation, a Washington corporation (the “Parent”), Cintas Corporation No. 2, a Nevada corporation (the “Issuer”), and Cintas Corporate Services, Inc., an Ohio corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Issuer of an indeterminate amount of senior debt securities (the “Debt Securities”), which may be fully and unconditionally guaranteed (the “Guarantees” and collectively with the Debt Securities, the “Securities”) by the Company, in each case as contemplated by a Registration Statement on Form S-3 (Registration No. 333-160926), as amended by a Post-Effective Amendment No. 1 to which this opinion has been filed as an exhibit (as amended and as the same may be amended from time to time, the “Registration Statement”).  The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).  The Debt Securities and Guarantees are to be issued pursuant to an indenture, dated as of May 28, 2002, by and among the Parent, the Issuer, the subsidiary guarantors party thereto, and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), as amended and supplemented from time to time (the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Guarantees of the Company (a) when executed by the Company and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Issuer of such lawful consideration for the related Debt Securities as the Issuer’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities and any related Guarantee offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities and any related Guarantee will have been established in accordance with the authorizing resolutions adopted by each of the Issuer’s and the Company’s Board of Directors (or an authorized committee thereof); (iv) the Issuer and the Company, as applicable, will issue and deliver the Debt Securities and any related Guarantee in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the issuance, offer and sale of the Debt Securities and any related Guarantee will have been adopted by each of the Issuer’s and the Company’s Board of Directors, as applicable, and will be in full force and effect at

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all times at which the Debt Securities and such Guarantee are offered or sold; (vi) the Debt Securities and any related Guarantee will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to the Debt Securities and any related Guarantee, we have further assumed that: (i) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) all terms of the Debt Securities and any related Guarantee not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuer, the Company, any additional guarantors and the Trustee; and (iii) the Debt Securities and any related Guarantee will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to the Parent, the Issuer and any other guarantors, we have further assumed that: (i) each of the Parent, the Issuer and the other guarantors is a corporation or limited partnership existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its obligations under the Indenture, the Debt Securities and the Guarantees; (ii) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; and (iii) the Indenture, the Debt Securities and the Guarantees (a) have been (1) authorized by all necessary corporate or limited partnership action, as applicable, by the Parent, the Issuer and each other guarantor, as applicable, and (2) executed and delivered by the Parent, the Issuer and each other guarantor, as applicable, under the laws of its jurisdiction of incorporation or organization, as applicable, (b) do not violate the laws of the jurisdiction of incorporation or organization of the Parent, the Issuer and each other guarantor, as applicable, and (c) constitute valid and binding obligations of the Parent, the Issuer and each other guarantor, as applicable, under the laws of its jurisdiction of incorporation or organization, as applicable.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Parent, the Issuer and the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day